                                                            EXHIBIT 99(d)(2)

                                                            EXECUTION COPY

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                                SUPPORT AGREEMENT

                                  by and among

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             HAWK ACQUISITION CORP.

                                       and

                           FUJI AMERICA HOLDINGS, INC.


                            Dated as of July 30, 2001



===============================================================================

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                                TABLE OF CONTENTS

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                                             ARTICLE I TENDER AND VOTING OF SHARES

SECTION 1.01. Tendering of Shares.................................................................................1
SECTION 1.02. Agreement to Vote...................................................................................1
SECTION 1.03. No Solicitation of Transactions.....................................................................2
SECTION 1.04. Action in Stockholder Capacity Only.................................................................2

                                   ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

SECTION 2.01. Due Organization; Authority Relative to this Agreement..............................................2
SECTION 2.02. No Conflict; Required Filings and Consents..........................................................3
SECTION 2.03. Title to Shares.....................................................................................4
SECTION 2.04. Valid Issuance......................................................................................4

                                ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

SECTION 3.01. Due Organization; Authority Relative to this Agreement..............................................4
SECTION 3.02. No Conflict; Required Filings and Consents..........................................................4

                                                 ARTICLE IV ADDITIONAL AGREEMENTS

SECTION 4.01. No Disposition or Encumbrance of Shares.............................................................5
SECTION 4.02. Disclosure..........................................................................................5
SECTION 4.03. Public Announcements................................................................................5
SECTION 4.04. Confidentiality.....................................................................................5
SECTION 4.05. Services Agreement; Business Relationship; Access to Information....................................6
SECTION 4.06. Certain Tax Matters.................................................................................7

                                                      ARTICLE V TERMINATION

SECTION 5.01. Termination.........................................................................................7

                                                     ARTICLE VI MISCELLANEOUS

SECTION 6.01. Additional Shares...................................................................................8
SECTION 6.02. Expenses............................................................................................8
SECTION 6.03. Notices.............................................................................................8
SECTION 6.04. Severability........................................................................................9
SECTION 6.05. Assignment..........................................................................................9
SECTION 6.06. Amendment; Waiver...................................................................................9
SECTION 6.07. Parties in Interest................................................................................10
SECTION 6.08. Specific Performance...............................................................................10
SECTION 6.09. Governing Law......................................................................................10

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SECTION 6.10. Headings...........................................................................................10
SECTION 6.11. Counterparts.......................................................................................10
SECTION 6.12. Entire Agreement...................................................................................10
SECTION 6.13. Further Assurances.................................................................................10
SECTION 6.14. Waiver of a Jury Trial.............................................................................10
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                  SUPPORT AGREEMENT, dated as of July 30, 2001 (this
"AGREEMENT"), among General Electric Capital Corporation, a Delaware corporation
("PARENT"), Hawk Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("PURCHASER"), and Fuji America Holdings, Inc., a Delaware
corporation (the "STOCKHOLDER").

                  WHEREAS, concurrently with the execution of this Agreement, Parent, Purchaser and Heller Financial, Inc., a Delaware corporation (the "COMPANY") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement) pursuant to which, upon the terms and subject to the conditions thereof, the Purchaser will be merged with and into the Company (the "MERGER");

                  WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of and has the power to vote or to direct the vote of 51,050,000 shares of Class B common stock, par value $0.25 per share ("CLASS B COMMON STOCK"), of the Company (such shares of Class B Common Stock and any securities into which such shares may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on or otherwise in respect of, such shares, being referred to herein as the "SHARES");

                  WHEREAS, as a condition to entering into the Merger Agreement and incurring the obligations set forth therein, including the Offer, Parent and Purchaser have required that the Stockholder enter into this Agreement; and

                  WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement the Stockholder is willing to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

                                   ARTICLE I

                           TENDER AND VOTING OF SHARES

                  SECTION 1.01. TENDERING OF SHARES. From the date hereof until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that it shall validly tender (and not withdraw) or cause to be validly tendered (and not withdrawn) in the Offer, prior to midnight, New York City time, on the tenth business day after and inclusive of the commencement of the Offer, all of the Shares pursuant to and in accordance with the terms of the Offer and shall not withdraw its tender of any Shares prior to the earlier to occur of (i) the expiration or termination of the Offer and (ii) the termination of this Agreement.

                  SECTION 1.02. AGREEMENT TO VOTE. From the date hereof until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees (a) to vote the Shares at every annual, special or adjourned meeting of the stockholders of the Company (or pursuant to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require): (i) in favor of the approval and adoption of the

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                                       2


Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and this Agreement; (ii) against any action, agreement, transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including, without limitation, any Acquisition Proposal) that would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company and (b) to use its best efforts to cause its current designees to remain on the Board (and, in the event of the resignation, death or removal of any such designee, to use its best efforts to replace such designee with another designee of the Stockholder). The Stockholder acknowledges receipt of a copy of the Merger Agreement and the review thereof.

                  SECTION 1.03. NO SOLICITATION OF TRANSACTIONS. Neither the Stockholder nor any of its affiliates (other than the Company as expressly provided in the Merger Agreement) shall, directly or indirectly, (a) solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any Acquisition Proposal or (b) have any discussions with or provide any confidential information or data to any third party that would encourage, facilitate or further an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. The Stockholder and each of its affiliates shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing. The Stockholder shall promptly advise Parent orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal received by the Stockholder or any of its affiliates, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request (and provide Parent with copies of any written Acquisition Proposals or amendments or supplements thereto).

                  SECTION 1.04. ACTION IN STOCKHOLDER CAPACITY ONLY. The parties hereto acknowledge that this Agreement is entered into by the Stockholder in its capacity as a stockholder of the Company and that nothing in this Agreement shall in any way restrict or limit any director, officer or employee of the Stockholder or its affiliates from taking any action in his capacity as a director or officer of the Company in order to comply with his fiduciary obligations as a director or officer of the Company, including, without limitation, participating in his capacity as a director of the Company in any negotiations or discussions pursuant to Section 5.02(a) of the Merger Agreement.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE STOCKHOLDER

                  The Stockholder hereby represents and warrants to Parent as follows:

                  SECTION 2.01. DUE ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws

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of the State of Delaware. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Stockholder or any affiliate of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming its due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws, now or hereafter in effect, affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Board of Directors of The Fuji Bank, Limited in its capacity as sole stockholder of the Stockholder, has authorized and approved the execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder.

                  SECTION 2.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Stockholder, (ii) assuming all consents, approvals, authorizations and permits described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any law applicable to the Stockholder or by which any property or asset of the Stockholder is bound or affected or (iii) if applicable, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent nor materially delay the performance by the Stockholder of any of its obligations pursuant to this Agreement.

                  (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the HSR Act, the Non-U.S. Monopoly Laws and Environmental Health and Safety Laws, (ii) the Regulatory Approvals, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder of any of its obligations pursuant to this Agreement.


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                                       4


                  SECTION 2.03. TITLE TO SHARES. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Shares free and clear of any lien, pledge, security interest, encumbrance, charge or other claim of third parties of any kind or nature, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Agreement and the Merger Agreement.

                  SECTION 2.04. VALID ISSUANCE. To the Stockholder's knowledge, the Shares have been validly issued and are fully paid and nonassessable.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

                  Parent and Purchaser each represents and warrants to the Stockholder as follows:

                  SECTION 3.01. DUE ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. Parent and Purchaser are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Purchaser have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser or any affiliate thereof are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming its due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws, now or hereafter in effect, affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  SECTION 3.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Purchaser, (ii) assuming that all consents, approvals, authorizations and permits described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any law applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and

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(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by Parent and Purchaser of any of their obligations pursuant to this Agreement.

                  (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the HSR Act, the Non-U.S. Monopoly Laws and Environmental Health and Safety Laws, (ii) the Regulatory Approvals, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Parent and Purchaser of any of their obligations pursuant to this Agreement.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  SECTION 4.01. NO DISPOSITION OR ENCUMBRANCE OF SHARES. The Stockholder agrees that, prior to the termination of this Agreement in accordance with the terms hereof, it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), pledge, encumber or otherwise dispose of any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any Shares, or (d) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder.

                  SECTION 4.02. DISCLOSURE. The Stockholder agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws the Stockholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

                  SECTION 4.03. PUBLIC ANNOUNCEMENTS. Parent and the Stockholder shall consult with each other before issuing any press release or making any written public statement with respect to the Offer, the Merger, the Merger Agreement or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the applicable rules and regulations of the SEC or the NYSE if it has used all reasonable efforts to consult with the other party.

                  SECTION 4.04. CONFIDENTIALITY. The Stockholder agrees that, for a period of eighteen months from the Effective Time, neither it nor any of its affiliates shall at any time

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disclose in any manner or for any reason, without the Parent's prior written consent, any confidential or proprietary information concerning the business and properties of the Company or any of its subsidiaries (other than information that is or becomes ascertainable from public or published information or trade sources, except as a result of disclosure by the Stockholder in violation of this Section 4.05) (the "CONFIDENTIAL INFORMATION"), unless disclosure of Confidential Information is required by Law.

                  SECTION 4.05. SERVICES AGREEMENT; BUSINESS RELATIONSHIP; ACCESS TO INFORMATION. (a) From and after the Effective Time and until March 31, 2002, Parent agrees that it shall cause the Surviving Corporation to continue providing services to the Stockholder, and the Stockholder shall continue to pay fees for such services, in each case pursuant to the Management Services Agreement dated as of January 2, 1998 between the Stockholder and the Company (the "Services Agreement") and shall cause the Surviving Corporation not to terminate the Services Agreement prior to March 31, 2002.

                  (b) Following the Effective Time, Parent intends to cause the Surviving Corporation to maintain current business relationships of the Company with Japanese corporate clients on commercially reasonable terms and intends to seek and broaden such relationships.

                  (c) Parent and Purchaser acknowledge that, pursuant to and in accordance with the Tax Sharing Agreement, The Fuji Bank, Limited and Subsidiaries Tax Allocation Agreement (State of California Tax Liability) dated as of January 1, 1990 (the "1990 AGREEMENT") and the Agreement for the allocation of federal, state and foreign income tax liability and benefits among Heller International Corporation and its subsidiaries dated as of July 1, 1996 (the "1996 AGREEMENT" and, together with the 1990 Agreement and the Tax Sharing Agreement, the "COMPANY TAX SHARING AGREEMENTS"), the Stockholder has responsibilities for certain Tax matters relating to the Company and its subsidiaries for certain taxable periods, or portions of certain taxable periods, ending on, before or including the closing of the Offer or the Effective Time, as the case may be. Accordingly, from and after the Effective Time, Parent agrees to provide (and agrees to cause the Surviving Corporation to provide) the Stockholder, at the Stockholder's expense, with reasonable cooperation and access to information in connection with the preparation and filing of Tax Returns (including amended Tax Returns and claims for Tax refunds), determining a liability for Taxes or a right to a refund of Taxes, and participating in or conducting any audit or other proceeding in respect of Taxes, in each case for such periods. Such cooperation and information will include, but may not be limited to, providing the Stockholder with copies of relevant Tax Returns (together with accompanying schedules), related Tax workpapers and files, correspondence to and from Tax authorities and documents relating to rulings or other determinations by Tax authorities or the courts. Furthermore, from and after the Effective Time, Parent will retain (and will cause the Surviving Corporation to retain) all Tax Returns (including accompanying schedules), workpapers, records and other documents in its possession relating to Tax matters of the Company and its subsidiaries for such periods until 30 days after the expiration of the applicable statute of limitation, and will not dispose of any such Tax Returns or other documents until the Stockholder has been given the opportunity to take possession of such Tax Returns or other documents, at the Stockholder's expense, if requested by the Stockholder by written notice to Parent or the Surviving Corporation within 30 days after the expiration of such statute of limitations.


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                                       7


                  SECTION 4.06. CERTAIN TAX MATTERS. (a) From and after the purchase of the Shares pursuant to the Offer, the Stockholder agrees to hold Parent and its Affiliates (including the Surviving Corporation and its subsidiaries) harmless against assessments of Tax made upon the Surviving Corporation (or its subsidiaries) for Tax liabilities attributable to the Stockholder, the Stockholder's parent or members of the Stockholder's or the Stockholder's parent's consolidated, combined, unitary or affiliated Tax Return group, other than the HFI Group (as that term is defined in the Tax Sharing Agreement), pursuant to any provision of state, local or foreign law (including, without limitation, the States of California and Illinois) similar or analogous to the provisions of Treasury Regulations Section 1.1502-6(a). From and after the purchase of the Shares pursuant to the Offer, Parent agrees to (and will cause the Surviving Corporation to) hold the Stockholder and its Affiliates harmless against assessments of Tax made upon the Stockholder or members of the Stockholder's consolidated, combined, unitary or affiliated Tax Return group, other than HFI Group for Tax liabilities attributable to the HFI Group, pursuant to any provision of state, local or foreign law (including, without limitation, the States of California and Illinois) similar or analogous to the provisions of Treasury Regulations Section 1.1502-6(a).

                  (b) Each of Parent and Stockholder agree that (i) it will apply (and Parent will cause the Surviving Corporation to apply) the Tax Sharing Agreement to consolidated, combined or unitary Tax Returns of the FAHI group (as such term is used in the Tax Sharing Agreement) for taxable periods beginning on or after January 1, 1998, (ii) it will treat (and Parent will cause the Surviving Corporation to treat) Heller International Corporation, the predecessor to FAHI, as part of the FAHI group for the taxable period beginning on January 1, 1998 and (iii) it will not apply (and Parent will cause the Surviving Corporation not to apply) the 1996 Agreement to Tax Returns covered by the Tax Sharing Agreement.

                  (c) Parent and the Stockholder acknowledge and agree that the Company Tax Sharing Agreements shall not apply with respect to taxable periods beginning after the purchase of the Shares pursuant to the Offer or the Effective Time, as the case may be, but that the rights and obligations set forth in the Company Tax Sharing Agreements shall, in respect of the taxable periods covered thereby, including, without limitation, the provisions of paragraph six of the Tax Sharing Agreement, continue in full force and effect following the purchase of the Shares pursuant to the Offer or the Effective Time, as the case may be, until the expiration of the statute of limitations for the relevant Taxes.


                                    ARTICLE V

                                   TERMINATION

                  SECTION 5.01. TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the termination or the expiration of the Offer and
(b) the termination of the Merger Agreement. Nothing in this Section 5.01 shall relieve any party of liability for any breach of this Agreement. Notwithstanding the foregoing, the provisions of Sections 4.04, 4.05 and 4.06 and Article VI shall continue in effect in accordance with their terms following the Effective Time.


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                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. ADDITIONAL SHARES. In the event the Stockholder becomes the beneficial owner of any additional Shares or other securities of the Company and any securities into which such shares or securities may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or securities, then the terms of this Agreement, including the term "Shares" as defined herein, shall apply to such additional securities. The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares received by the Stockholder, if any, after the date hereof.

                  SECTION 6.02. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                  SECTION 6.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an overnight or expedited courier service, by telecopy (provided that any notice received by telecopy at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

                  (a)      If to Parent or Purchaser:

                           General Electric Capital Corporation
                           260 Long Ridge Road
                           Stamford, CT 06927
                           Facsimile:  (203) 357-3365
                           Attention:   General Counsel

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Facsimile:  (212) 310-8007
                           Attention:  Thomas A. Roberts

                                        Raymond O. Gietz

                  (b)      If to the Stockholder:

                           Fuji America Holdings, Inc.

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                                       9


                           c/o The Fuji Bank, Limited, New York Branch
                           Two World Trade Center
                           79th Floor

                           New York, NY 10048
                           Facsimile:  (212) 898-2770
                           Attention:  Takashi Makimoto
                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Facsimile:  (212) 848-7179
                           Attention:  John J. Madden, Esq.
                                          Stephen M. Besen, Esq.

                  SECTION 6.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, the application of such term or provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  SECTION 6.05. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether pursuant to a merger, by operation of law or otherwise), without prior written consent of the other parties except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to Parent's ultimate parent company or any direct subsidiary of Parent or Parent's ultimate parent company, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 6.06. AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a

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waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  SECTION 6.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 6.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof for which money damages would not be an adequate remedy and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties further agrees that in any proceeding seeking specific performance such party will waive (a) the defense of adequacy of a remedy at law and (b) any requirement for the securing or posting of any bond.

                  SECTION 6.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  SECTION 6.10. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 6.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 6.12. ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  SECTION 6.13. FURTHER ASSURANCES. From time to time, at the request of Parent, in the case of the Stockholder, or at the request of the Stockholder, in the case of Parent and Purchaser, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

                  SECTION 6.14. WAIVER OF A JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto certifies and acknowledges that (a) no representative, agent or attorney of such party has been authorized by such party to represent or, to the knowledge of such party, has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that

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foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such other party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.14.


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                                       12




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION


                                            By:  /s/ Mark H.S. Cohen
                                                 -------------------------------
                                                 Name:  Mark H.S. Cohen
                                                 Title: Vice President


                                            HAWK ACQUISITION CORP.


                                            By:  /s/ Mark H.S. Cohen
                                                 -------------------------------
                                                 Name:  Mark H.S. Cohen
                                                 Title: President


                                            FUJI AMERICA HOLDINGS, INC.


                                            By:  /s/ Michio Ueno
                                                 -------------------------------
                                                 Name:  Michio Ueno
                                                 Title: Chairman

                  The Fuji Bank, Limited, in its capacity as the sole stockholder of the Stockholder, acknowledges the terms of this Agreement and agrees to cause the Stockholder to perform all of its obligations hereunder.

                                            THE FUJI BANK, LIMITED


                                            By:  /s/ Michio Ueno
                                                 -------------------------------
                                                 Name:  Michio Ueno
                                                 Title: Managing Director